UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2008

ENERGTEK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51249 (Commission File Number)	42-1708652 (IRS Employer Identification No.)

26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

-----------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Ukcyl Ltd., a Ukrainian limited liability company, a wholly-owned subsidiary of Primecyl LLC, which is a wholly-owned subsidiary of Energtek Inc. As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2008, Ukcyl Ltd. entered into a Purchase Agreement with Pavlograd Plant for Technological Equipment, a Ukrainian limited liability company (“Pavlograd”), pursuant to which, Pavlograd agreed to sell to Ukcyl Ltd. certain machinery. The aggregate purchase price paid by Ukcyl Ltd. to Pavlograd for such machinery was approximately $211,300.

On September 8, 2008, Ukcyl Ltd. cancelled the order for the machinery because Pavlograd informed Ukcyl Ltd. that the machinery was not of proper technological characteristics. Pavlograd has partially refunded the purchase price ($20,608) for the machinery. Ukcyl is expecting to receive the remaining balance at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008

ENERGTEK INC.

	By:	/s/ Lev Zaidenberg
	Name:	Lev Zaidenberg
	Title:	President and Chief Executive Officer